UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2021

AAON, INC.
(Exact name of Registrant as Specified in Charter)

Nevada			0-18953	87-0448736
(State or Other Jurisdiction			(Commission File Number: )	(IRS Employer Identification No.)
of Incorporation)

2425 South Yukon Ave.,	Tulsa,	Oklahoma		74107
(Address of Principal Executive Offices)				(Zip Code)

(Registrant's telephone number, including area code): (918) 583-2266

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AAON	NASDAQ

Item 5.02         Election of Directors

On October 1, 2021, the Board of Directors of AAON, Inc. (the “Company”) increased the current size of the Board from 7 to 9 members by adding one Class I position and one Class II position, and upon the recommendation of the Company’s Governance Committee, appointed Bruce Ware to the newly created Class I position and David Stewart to the newly created Class II position, each effective immediately. The Board also appointed Messrs. Ware and Stewart, upon the recommendation of the Governance Committee, to each serve as members of the Company’s Audit Committee. As a Class I Director, Mr. Ware's current term will expire at the Company's annual meeting of stockholders in May, 2022. As a Class II Director, Mr. Stewart’s current term will expire at the Company’s annual meeting of stockholders in May, 2023.

Mr. Ware currently serves as a Corporate Vice President and Group Head of Joint Venture Capital Raising for DaVita Inc, a Fortune 500 NYSE publicly traded health care services company and one of the largest providers of kidney care services in the U.S., with over 2,800 outpatient dialysis centers in the U.S. and over 330 outpatient dialysis centers in ten other countries.

Mr. Ware earned a Master of Business Administration from Harvard Business School, a Master in Public Affairs from The University of Texas at Austin and a Bachelor degree in Business Administration in Banking and Finance from The University of Mississippi at Oxford.

Mr. Stewart currently serves as Chief Administrative Officer and Trustee of the Oklahoma Ordnance Works Authority located in Pryor, Oklahoma, an industrial public trust that owns and operates MidAmerica Industrial Park, which consists of 9,000 acres with over 80 companies employing approximately 4,500 people. Mr. Stewart was appointed to his current position in December 2012 by the former Governor of Oklahoma, Mary Fallin. Prior to his current position, Mr. Stewart served as Chief Executive Officer of Cherokee Nation Businesses, LLC.

Mr. Stewart earned his Master of Science and Bachelor of Science degrees from Oklahoma State University and is a certified public accountant.

There was no arrangement or understanding between either of Messrs. Ware and Stewart and any other persons pursuant to which Messrs. Ware and Stewart were selected to serve as Directors of the Company. There are no related party transactions between the Company and Messrs. Ware and Stewart that would require disclosure under Item 404(a) of Regulation S-K. Messrs. Ware and Stewart are eligible to receive the standard director compensation maintained by the Company from time to time and described in the Company’s proxy statement.

A copy of the Company's press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description

99.1	Press release dated October 1, 2021 announcing appointment of Bruce Ware and David Stewart as Independent Directors

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAON, INC.

Date:	October 4, 2021	By:	/s/ Luke A. Bomer
Luke A. Bomer, Secretary